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                                                                       Exhibit 5

                     [Letterhead of Day, Berry & Howard LLP]

                                                               February 22, 2002

MBIA Inc.
113 King Street
Armonk, New York 10504

Ladies and Gentlemen:

                  We have acted as special Connecticut counsel to MBIA Inc., a Connecticut corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933 relating to 5,200,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), which may be issued pursuant to (i) the MBIA Inc. 2000 Stock Option Plan, (ii) the MBIA Inc. Restricted Stock Plan for Non-Employee Directors and (iii) the Amended and Restated Deferred Compensation and Stock Ownership Plan for Non-Employee Directors of MBIA Inc. (collectively, the "Plans").

                  We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

                  The opinions expressed herein are limited to the laws of the State of Connecticut.

                  Based on the foregoing, we are of the opinion that authorized but not previously issued shares of Common Stock that are reserved for issuance under the Plans have been duly authorized and when issued in accordance with the terms of the Plans will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Day, Berry & Howard LLP